Exhibit 10.3

Execution Version

DATED       2025

DDC ENTERPRISE LIMITED

as Chargor

and

[●]

as Chargee

COLLATERAL AGREEMENT

Execution Version

CONTENTS

Clause	Description	Page number

1	Definitions	1

2	Covenant to Pay	3

3	Maintenance of Token	3

4	Creation of Security	3

5	Limited Recourse	3

6	Representations and Warranties	3

7	Covenants and Undertakings	5

8	Further Assurance	6

9	Event of Default	7

10	Default, Enforcement and Application of Proceeds	7

11	Chargee’s Rights	9

12	Receiver	10

13	Power of Attorney	11

14	Subsequent Interests	12

15	Preservation of Rights	12

16	Effectiveness of Security	14

17	Remedies and Waivers	15

18	Severability	15

19	Assignment	16

20	Notices	16

21	Language	16

22	Amendments	16

23	Release	16

24	Counterparts	17

25	Governing Law	17

26	Jurisdiction	17

Schedule 1 Charged Wallet		19

THIS AGREEMENT is dated [●] 2025 and made

BETWEEN:

(1)	DDC ENTERPRISE LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands with its registered office situated at c/o International Corporation Services Ltd, P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1106 as chargor (the “Chargor” or the “Company”); and

(2)	[●] (the “Chargee”).

WHEREAS

(A)	By (i) a subscription agreement dated on or about the date hereof and made between the Chargor and the Chargee (the “Subscription Agreement”), the Chargee agreed to subscribe for certain Securities (as defined in the Subscription Agreement), subject to the terms and conditions set out therein; and (ii) an option agreement dated on or about the date hereof and made between the Chargor and the Chargee (the “Option Agreement”), the Chargor agreed to grant to the Chargee the right to require the Chargor to purchase the Option Shares (as defined in the Option Agreement) or a part thereof, subject to the terms and conditions set out therein.

(B)	In consideration of the Chargee entering into the Subscription Agreement and the Option Agreement, the Chargor and the Chargee have agreed to enter into this Agreement.

(C)	The Chargor and the Chargee shall execute and deliver this Agreement as a deed.

IT IS AGREED as follows:

1	Definitions

1.1	Terms defined

In this Agreement:

“Charged Property” means all the rights, title and interest of the Chargor that may now or hereafter be charged or assigned (or purported to be charged or assigned) in favour of the Chargee pursuant to this Agreement and the proceeds of any security created by or pursuant to this Agreement;

“Charged Token” means all BTC and other cryptocurrencies and digital currency standing to the credit of the Charged Wallet from time to time, including for the avoidance of doubt any blockchain or other asset received with respect to any blockchain asset that is otherwise part of the Charged Property (including as a result of a fork in the blockchain);

“Charged Wallet” means:

(a)	the BTC wallet established or to be established in the sole name of the Chargor and identified in Schedule 1 (Charged Wallet) (the “Original Charged Wallet”); and

(b)	subject to Clause 7.4 below, any other BTC wallet established or maintained by the Chargor, which may from time to time for any reason be re-designated or represented by a new wallet from the one specified in Schedule 1 (Charged Wallet), whether existing at the date hereof or established at any time hereafter, into which any of the BTC from time to time standing to the credit of such Charged Wallett may be placed (the “Other Charged Wallet”);

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“Event of Default” has the meaning ascribed thereto under the Option Agreement;

“Put Option Exercise Event” has the meaning ascribed to it in Clause 1.1 of the Option Agreement;

“Receiver” means a receiver or receiver and manager or administrative receiver appointed under Clause 12 (Receiver) of this Agreement and includes all delegates, attorneys or agents of any such Receiver;

“Relevant Agreements” means,

(a)	(i) a subscription agreement dated the date of this Agreement entered into between [●] as subscriber and the Chargor as the company; (ii) an option agreement dated the date of this Agreement entered into between [●] as subscriber and the Chargor as the company; and (iii) a collateral agreement dated the date of this Agreement entered into between [●] as chargee and the Chargor as chargor; and

(b)	(i) a subscription agreement dated the date of this Agreement entered into between [●] as subscriber and the Chargor as the company; (ii) an option agreement dated the date of this Agreement entered into between [●] as subscriber and the Chargor as the company; and (iii) a collateral agreement dated the date of this Agreement entered into between [●] as chargee and the Chargor as chargor;

each a “Relevant Agreement”;

“Security” means “Security Interest” as defined under the Option Agreement;

“Secured Obligations” means all present and future indebtedness, obligations and liabilities, whether actual or contingent and whether owed by the Chargor in favour of: (i) the Chargee under the Transaction Documents (including without limitation interest that, but for the filing of a petition in bankruptcy at the applicable court with respect to the Chargor, would accrue on such obligations, whether or not a claim is allowed against the Chargor for such interest in the related bankruptcy proceeding); and (ii) each other party to a Relevant Agreement under such Relevant Agreement;

“Token” means Bitcoin (BTC) cryptocurrency and other cryptocurrencies and digital currencies;

“US Bankruptcy Filing Event” has the meaning ascribed thereto under the Option Agreement; and

“US$” and “US Dollars” means the United States dollars, the lawful currency of the United States of America.

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1.2	Interpretation

Unless a contrary indication appears, any reference in this Agreement to:

1.2.1	terms defined, or incorporated by reference, in the Subscription Agreement and Option Agreement, as the case may be, shall have the same meanings in this Agreement, unless the context otherwise requires; and

1.2.2	the provisions of Clause 1 (Definitions) of the Option Agreement shall apply to this Agreement as if they were expressly set out in full in this Agreement with each reference to the Option Agreement being a reference to this Agreement.

2	Covenant to Pay

The Chargor unconditionally and irrevocably covenants with the Chargee that it will upon demand by the Chargee (or immediately upon the occurrence of a US Bankruptcy Filing Event without any notice to any person required) pay to the Chargee and discharge all the Secured Obligations provided that neither such covenant nor the security constituted by this Agreement shall extend to or include any liability or sum which would, but for this proviso, cause such covenant or security to be unlawful or prohibited by any applicable law.

3	Maintenance of Token

The Chargor covenants and undertakes to the Chargee to forthwith maintain or cause to be maintained non-assessable, unencumbered and freely tradeable Token in the Charged Wallet at the times and in such amount provided for in accordance with the Transaction Documents.

4	Creation of Security

The Chargor hereby as beneficial owner (and with the intent that the security so constituted shall be a continuing security for the payment and discharge of the Secured Obligations in favour of the Chargee) charges, and agrees to charge by way of a first fixed charge in favour of the Chargee, all of the Chargor’s rights, title and interest from time to time in the Charged Wallet and all Charged Token now or at any time hereafter standing to the credit of such Charged Wallet.

5	Limited Recourse

The Chargee hereby agrees and expressly acknowledges that all rights and recourse of the Chargee under this Agreement shall be strictly limited to the Charged Property.

6	Representations and Warranties

6.1	The Chargor hereby represents and warrants to the Chargee that:-

6.1.1	The security created by this Agreement has or will have first ranking priority and it is not subject to any prior ranking or pari passu Security.

6.1.2	This Agreement validly creates the security which is expressed to be created pursuant to Clause 4 (Creation of Security) and evidences the security it is expressed to evidence.

6.1.3	As at the date of this Agreement, all amounts including Token payable by the Chargor under this Agreement may be made free and clear of any restrictions and without deduction or withholding for or on account of any tax.

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6.1.4	As at the date of this Agreement, no stamp or registration duty or similar taxes or charges are payable in respect of the execution, delivery and performance of this Agreement provided that no Party executes this Agreement in the Cayman Islands or brings an executed copy of this Agreement into the Cayman Islands.

6.1.5	Save for the registrations referred to in Clause 7 (Covenants and Undertakings) of this Agreement within the prescribed time limit, all acts, conditions and things required to be done, fulfilled and performed in order to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable have been done, fulfilled and performed.

6.1.6	The Chargor is now and will during the continuance of this security be the sole absolute legal and beneficial owner of the Charged Property, and that the Charged Property is validly maintained, issued and free from any Security Interest save and except for this Agreement and the Security Interest hereby created.

6.1.7	Save for this Agreement, the Chargor has not granted any option, rights or interest in relation to the Charged Property owned by it and the Charged Wallet and the Charged Token are not subject to any options to purchase, pre-emption rights or similar rights or other restrictions upon disposal which would operate to restrict in any way their disposal by the Chargee should it come to enforce its security over the Charged Property in accordance with this Agreement.

6.1.8	As of the date of this Agreement, the Chargor’s name as it appears in official filings in its jurisdiction of organization, type of organization, jurisdiction of organization, the chief executive office and registration number provided by the Cayman Islands Registrar of Companies are set forth on Schedule 2 (Filing Particulars).

6.2	The Chargee hereby represents and warrants to the Chargor that:-

6.2.1	The Chargee is aware of the FCPA and is committed to strict FCPA compliance. In particular,

(a)	it is familiar with the FCPA and its purposes, including its prohibition against it and its directors, officers, agents, employees, affiliates or other persons acting on its behalf, from taking corrupt actions in furtherance of an offer, payment, promise to pay or authorization of the payment of anything of value, including but not limited to cash, checks, wire transfers, tangible and intangible gifts, favours, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value, to: (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”); while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (x) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (y) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity, or (z) securing an improper advantage; in order to obtain, retain, or direct business; and

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(b)	it is now in compliance with the laws of those countries where it operates, including all applicable anti-bribery or anticorruption laws, and will remain in compliance with such laws; that it is now in compliance with the FCPA if it is subject to the FCPA; it will not authorise, offer or make payments directly or indirectly to any Government Official that would result in a violation of the FCPA.

6.2.2	None of the Chargee or any of its directors, officers, agents, employees, affiliates or other persons acting on its behalf is subject to any sanctions administered by OFAC.

6.2.3	The Chargee complies with all applicable laws or regulation on anti-money laundering in accordance with applicable laws or regulation.

6.3	The Chargor represents and warrants to and undertakes with the Chargee that the representations and warranties set out in Clause 6.1 of this Agreement will be true and accurate throughout the continuance of this Agreement and deemed to be repeated on each day during such period with reference to all facts and circumstances then subsisting save and except for Clauses 6.1.3, 6.1.4, 6.1.5 and 6.1.8 of this Agreement.

7	Covenants and Undertakings

7.1	The Chargor shall:-

7.1.1	forthwith upon execution hereof:

(a)	execute a single password and a single private key mechanism on the Original Charged Wallet (the “Mechanism”) and procure such wallet to be maintained off-chain in ‘cold’ wallet format; and

(b)	deliver the physical possession of the Original Charged Wallet to the Chargee;

7.1.2	not change any password and private key of the Charged Wallet without the prior written consent of the Chargee;

7.1.3	promptly and within 10 Business Days after the execution of this Agreement instruct its registered agent to create and maintain a Register of Mortgages and Charges for the Chargor in accordance with Section 54 of the Cayman Islands Companies Act (2025 Revision) of Cayman Islands (the “Register of Charges”) and to enter particulars of the security created pursuant to this Agreement in the Register of Charges;

7.1.4	within 10 Business Days after the execution of this Agreement, deliver or procure to be delivered to the Chargee a certified copy of the updated Register of Charges;

7.1.5	maintain in full force all such filing and registration as are referred to in this Clause 7.1 and take immediate steps to obtain and thereafter maintain in full force and effect any other authorisations, filing or registration which may become necessary or desirable; and

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7.1.6	ensure at all times this Agreement (and the claims of the Chargee hereunder) shall be of first ranking priority.

7.2	The Chargor further covenants and undertakes with the Chargee that until the Secured Obligations have been irrevocably and unconditionally discharged in full, the Chargor will not:-

7.2.1	withdraw, sell, transfer, dispose of or otherwise deal with all or any part of the Charged Property except with the prior written consent of the Chargee;

7.2.2	create any Security Interest over or permit to exist any Security Interest over all or any part of the Charged Property whether by a single or a number of transactions (whether related or not) save for this Agreement and the Security Interest hereby created;

7.2.3	merge or consolidate with or into any other corporation or take any step with a view to dissolution, bankruptcy, liquidation or winding-up;

7.2.4	create, grant or permit any restriction on the ability to transfer or realise all or any part of the Charged Property, save for this Agreement and the Security Interest hereby created;

7.2.5	grant any rights, interest or options in relation to the Charged Property, save for this Agreement and the Security Interest hereby created; and

7.2.6	do or permit anything to be done any act or thing which is likely to or would jeopardise the rights of the Chargee in the Charged Property or which would materially diminish the value of the Charged Property.

7.3	The Chargor shall not credit (or procure to be credited) any Token standing to the credit of the Charged Wallet other than a Charged Token.

7.4	Subject to the prior written consent of the Chargee, the Chargor may transfer any Charged Property standing to the credit of the Original Charged Wallet to an Other Charged Wallet; provided that (a) such Other Charged Wallet must adopt the Mechanism, and procure such wallet to be maintained off-chain in ‘cold’ wallet format and (b) the Chargor shall immediately upon such transfer, deliver the physical possession of such Other Charged Wallet to the Chargee.

8	Further Assurance

The Chargor shall at any time at the reasonable request of the Chargee and at the cost of the Chargor promptly sign, seal, execute, deliver and do all deeds, instruments, notices, documents, acts and things (including, without limitation any legal assignments, transfers, mortgages, legal or other charges or securities and notices of assignment or charge) as in each such case the Chargee shall reasonably require for the purpose of maintaining, perfecting or protecting the security constituted by or pursuant to this Agreement (or purported to be constituted by or pursuant to this Agreement) or for facilitating the realisation thereof and the exercise of all powers, authorities and discretions vested in the Chargee by this Agreement or by applicable law. Without prejudice to the generality of the foregoing, such assignments, transfers, mortgages, legal or other charges, or securities or notices of assignment or charge shall be in such form as the Chargee shall reasonably require and may contain provisions such as are herein contained or provisions to the like effect and/or such other provisions of whatsoever kind as the Chargee shall reasonably consider requisite for the maintenance, perfection or protection of the security constituted by or pursuant to this Agreement (or purported to be constituted by or pursuant to this Agreement).

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9	Event of Default

Upon the occurrence of an Event of Default, the security expressed to be created by this Agreement shall become immediately enforceable without any notice to any person required.

10	Default, Enforcement and Application of Proceeds

10.1	Upon the occurrence of an Event of Default, the Chargee shall have absolute and full control over the Charged Property and power either in its own name or in the name of the Chargor, and without notice to the Chargor or any other person, without limitation, to require release and delivery of all passwords and private key of the Mechanism, withdraw or transfer any Charged Token from the Charged Wallet (or any Charged Property standing to the credit of the Charged Wallet), and apply such Charged Token or the Charged Property in the manner and order as the Chargee may deem fit for the purposes of securing or protecting the interests or enforcing the rights of the Chargee under this Agreement, in each case to the fullest extent permitted by applicable law; provided that, to the fullest extent permitted by applicable law, in the case of a US Bankruptcy Filing Event, all passwords and private key of the Mechanism shall be deemed to be automatically released and transferred to the Chargee and any Charged Token from the Charged Wallet (or any Charged Property standing to the credit of the Charged Wallet) shall be deemed to be withdrawn and transferred to the Chargee.

10.2	Upon the occurrence of an Event of Default, to the fullest extent permitted by applicable law, the Chargee may:-

10.2.1	without further notice or authority, whether or not the Chargee has appointed a Receiver, exercise all or any other powers, authorities, and discretions conferred herein or by law on receivers (as varied or extended by this Agreement) on mortgagees, sell or dispose of all or any part of the Charged Property and the Chargee may apply the proceeds of any such sale or disposition in or towards the discharge of the costs thereby incurred and of the Secured Obligations and of any other amounts hereby secured in such manner as it in its absolute discretion thinks fit;

10.2.2	exercise such power of sale in Clause 10.2.1 of this Agreement in such manner and at such time or times (including delaying such sale for as long as it thinks fit without being liable to the Chargor for any loss howsoever arising) and for such consideration (whether payable immediately or by instalments) as it shall in its absolute discretion think fit (whether in exchange, by public auction, private sale or otherwise) and so that the Charged Property (or any relevant part thereof) may be sold:-

(a)	subject to any conditions which the Chargee may think fit to impose;

(b)	to any person (including any person connected or affiliated with the Chargor or the Chargee); and

(c)	at any price which the Chargee in its absolute discretion (acting in good faith), considers to be the best obtainable in the circumstances according to the normal commercial practice, including for cash or non-cash consideration.

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10.3	At any time after the power of sale has arisen under Clause 10.2 of this Agreement, the Chargor agrees that it will at its own expense sign and execute all transfers, powers of attorney, proxies, instructions or other things or acts to perfect the title to the Charged Property or such part thereof directed by the Chargee to the Chargee or any purchaser of the Charged Property.

10.4	At any time after the power of sale has arisen under Clause 10.2 of this Agreement, any interest, dividends, other payments or other rights and entitlements which have been or may be received or receivable by the Chargee in respect of any of the Charged Property may be applied by the Chargee as though they were proceeds of sale hereunder.

10.5	The Chargee is hereby authorized to give a good discharge for any consideration (whether cash or non-cash) received by it pursuant to the exercise of its power of sale under Clause 10.2 of this Agreement and a purchaser shall not be bound to enquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale. The receipt of the Chargee or any Receiver shall be conclusive discharge to a purchaser and in making any sale or disposal of any of the Charged Property or making any acquisition, the Chargee or any Receiver may do so for such consideration (whether cash or non-cash), in such manner and on such terms as it thinks fit.

10.6	The Chargor shall not have any claim against the Chargee in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Charged Property or any of them by deferring or advancing the date of such sale or otherwise howsoever.

10.7	The Chargor shall indemnify the Chargee and any Receiver against all losses, liabilities, damages, costs and expenses whatsoever arising out of the exercise of the power of sale under this Clause 10 and/or any failure by the Chargor to perform any or all of its obligations under this Agreement.

10.8	The power of sale or other disposal conferred on the Chargee and on any Receiver by this Agreement shall operate as a variation and extension of any power of sale conferred by applicable law and such power shall arise on the date of this Agreement.

10.9	To the extent that the statutory power of sale under sections 51 and 53 of the CPO is applicable, the restrictions contained in paragraph 11 of the Fourth Schedule to the CPO shall not apply to this Agreement, which powers may be exercised by the Chargee without notice to the Chargor on or at any time after the security created by or pursuant to this Agreement has become enforceable in accordance with Clause 9 (Event of Default). For purposes of this Clause, “CPO” means the Conveyancing and Property Ordinance (Cap. 219 of the Laws of the Hong Kong).

10.10	All monies received or recovered and any non-cash recoveries made or received by the Chargee or any Receiver pursuant to this Agreement or the powers conferred by it shall (subject to the claims of any person having prior rights thereto) be applied:

10.10.1	first, in the payment or other discharge of the costs, charges and expenses incurred and payments made by the Receiver, the payment or other discharge of his remuneration and of any liabilities incurred by the Receiver in, or incidental to, the exercise of any of his powers; and

10.10.2	thereafter, shall be applied by the Chargee towards the Secured Obligations.

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11	Chargee’s Rights

11.1	At any time after the occurrence of an Event of Default, the Chargee shall, to the fullest extent permitted by applicable law, in addition to any rights and powers conferred to it by Clause 10 (Default, Enforcement and Application of Proceeds) of this Agreement, have the rights, either in its own name or in the name of the Chargor (or any of them) or otherwise and in such manner and upon such terms and conditions as the Chargee thinks fit, and either alone or jointly with any other person:-

11.1.1	to take immediate possession of, collect and get in the Charged Property (including without limitation, proceeds and other income accrued from time to time);

11.1.2	to sell, transfer or otherwise dispose of all or any part of the Charged Property;

11.1.3	to manage and preserve all or any part of the Charged Property, to do (or permit the Chargor or any nominee of it to do) all such things as the Chargee would be capable of doing if it were the absolute beneficial owner of the Charged Property;

11.1.4	to collect, recover or compromise and give a good discharge for any benefits, utility, returns or other moneys accruing or payable on the Charged Property (or any of them);

11.1.5	to settle, adjust, refer to arbitration, defend, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person relating to the Charged Property (or any of them);

11.1.6	to bring, prosecute, enforce, arbitrate, negotiate, defend, abandon and settle actions, suits and proceedings in relation to the Charged Property (or any of them);

11.1.7	to rank and claim in the bankruptcy, insolvency, sequestration or liquidation of the Chargor;

11.1.8	to redeem any Security Interest (whether or not having priority to the Security Interest created under this Agreement) over the Charged Property (or any of them), to procure the transfer of that Security Interest to itself and/or to settle the accounts of any person with an interest in the Charged Property (or any of them);

11.1.9	to raise or borrow money from or incur any other liability to any person upon such terms and conditions with or without security as the Chargee may think fit so that any such security may be or include a charge or mortgage on the whole or any part of the Charged Property ranking in priority to this Agreement or otherwise (and no person lending such money shall be concerned to see or enquire as to the propriety or purpose of the exercise of such power or the application of money so raised or borrowed);

11.1.10	to purchase, lease, hire or acquire any assets or rights or do all such other things which he shall in his absolute discretion consider or desirable for the carrying on, improvement or realisation of, or for the benefit of, the whole or any part of the Charged Property;

11.1.11	effect, maintain or renew indemnity and other insurances and obtain bonds and performance guarantees;

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11.1.12	enter into such bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit and make all payments needed to effect, maintain or satisfy such obligations or liabilities;

11.1.13	to exercise all the rights which may be exercisable by the registered holder or bearer of the Charged Property (or any of them) and all other rights conferred on receivers and/or mortgagees by statute or common law;

11.1.14	in the exercise of any of the above rights, to spend such sums or incur such costs and expenses as it may think fit, acting reasonably, and the Chargor shall forthwith on demand repay to the Chargee all sums so spent or costs and expenses so incurred together with interest on those sums at such rates as the Chargee may from time to time determine from the time they are paid or incurred and until repayment of those sums (together with such interest) shall be secured by this Agreement; and

11.1.15	to do anything else it may think fit for the realisation and enforcement of its rights under this Agreement or which may be incidental to the exercise of any of the rights conferred on the Chargee under this Agreement or by virtue of any applicable laws and regulations and common law.

11.2	The Chargee and any Receiver may at any time or times:-

11.2.1	delegate by power of attorney or in any other manner to any person(s) all or any of its rights, powers and discretions exercisable by them under this Agreement. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Chargee or such Receiver (as the case may be) may think fit; and

11.2.2	employ agents, managers, employees, advisers and others on such terms as the Chargee or such Receiver (as the case may be) reasonably sees fit for any of the purposes set out in this Agreement.

11.3	Neither the Chargee nor any Receiver will be in any way liable or responsible to the Chargor or the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

12	Receiver

12.1	At any time after the security constituted by this Agreement becomes enforceable or, if the Chargor so requests the Chargee in writing, at any time, the Chargee may without further notice appoint, under seal or in writing under its hand, any one or more persons to be a Receiver of the Charged Property or any part thereof. The following provisions as to the appointment, powers, rights and duties of a Receiver shall apply:-

12.1.1	such Receiver shall have all the rights conferred from time to time on receivers and/or mortgagees by statute or common law (as varied and/or extended by this Agreement) and all the rights of the Chargee under this Agreement, including the rights to appoint a delegate under Clause 11.2 of this Agreement and the rights set out in Clause 11.1 of this Agreement;

12.1.2	unless otherwise directed by the Chargee, such Receiver may exercise all the powers and authorities vested in the Chargee under the terms, provisions and stipulations of the Transaction Documents;

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12.1.3	such Receiver shall in the exercise of his powers, authorities and discretions conform to any regulations and directions from time to time made and given by the Chargee provided that no person dealing with such Receiver shall be concerned to enquire whether such Receiver has so conformed to any such regulations or directions;

12.1.4	such Receiver may at the Chargee’s absolute discretion be appointed either Receiver of the Charged Property, or any parts thereof, as may be specified in the appointment and in such latter event the powers hereinbefore conferred on a Receiver shall have effect as though each reference therein to the Charged Property was limited to the part(s) of the Charged Property so specified;

12.1.5	the Chargee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as such Receiver, and may fix the nature and amount of the security to be so given, but the Chargee shall not be bound in any case to require any such security;

12.1.6	save so far as otherwise directed by the Chargee, all moneys from time to time received by such Receiver shall be paid over to the Chargee; and

12.1.7	the Chargee may pay over to such Receiver any moneys constituting part of the Charged Property, or the income thereof, to the intent that the same may be applied for the purposes hereof by such Receiver, and the Chargee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as such Receiver.

12.2	Each Receiver is deemed to be the agent of the Chargor for all purposes. The Chargor alone shall be responsible for its contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and the Chargee shall not incur any liability (either to the Chargor or to any other person) by reason of its making his appointment as a Receiver or for any other reason.

12.3	The Chargee may, by writing under its hand, remove any Receiver appointed by it and may, whenever it deems expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated, or appoint another person(s) as an additional Receiver.

12.4	The Chargee may fix the remuneration of any Receiver appointed by it but such remuneration shall be payable by the Chargor alone and shall constitute part of the Secured Obligations.

12.5	To the fullest extent permitted by law, any right, power or discretion conferred by this Agreement (either expressly or impliedly) upon a Receiver may after the security created by this Agreement becoming enforceable be exercised by the Chargee in relation to the Charged Property without first appointing a Receiver or notwithstanding the appointment of a Receiver. Each Receiver shall conform to any directions given by the Chargee.

13	Power of Attorney

13.1	The Chargee may at any time, from time to time, delegate by power of attorney or in any other manner to any person or persons or body of persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Agreement in relation to the Charged Property or any part thereof and any such delegation may be made upon such other terms and conditions (including power to sub-delegate) and subject to such other regulations as the Chargee may think fit and the Chargee shall not be bound to supervise or be in any way liable or responsible for any loss or damage arising from any act, default or error on the part of any such delegate or sub-delegate.

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13.2	The Chargor hereby irrevocably appoints the Chargee and every delegate or sub-delegate of the Chargee as aforesaid jointly and also severally to be the attorney or attorneys of the Chargor and in its name and otherwise on its behalf and as its act and deed during the subsistence of this Agreement to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be reasonably required for carrying out any obligation imposed on the Chargor by or pursuant to this Agreement (including but not limited to the obligations of the Chargor under Clause 8 (Further Assurance) of this Agreement for carrying any sale or other dealing by the Chargee into effect otherwise howsoever for getting in the Charged Property), and generally for enabling the Chargee to exercise the powers conferred on it by or pursuant to this Agreement or by applicable law.

13.3	The Chargor shall ratify and confirm all transactions entered into by the Chargee or such delegate or sub-delegate of the Chargee in the lawful exercise of the Chargee's powers and all transactions lawfully entered into, documents executed and things done by the Chargee or such delegate or sub-delegate of the Chargee by virtue of the power of attorney given by Clause 13.2 of this Agreement. Any person taking any action or signing any document pursuant to the foregoing power of attorney shall notify the Chargor thereof and shall provide a copy of any such document to the Chargor as soon as reasonably possible thereafter.

13.4	The power of attorney hereby granted is as regards the Chargee and the delegates and sub-delegates of the Chargee (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Agreement to secure proprietary interests of, and the performance of obligations owed to, the respective donees.

14	Subsequent Interests

14.1	If the Chargee at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of the Charged Property, all payments thereafter made by the Chargor to the Chargee pursuant to this Agreement shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Chargee received such notice.

14.2	All monies, received, recovered or realised by the Chargee under this Agreement (including the proceeds of any conversion of currency) may, in the discretion of the Chargee be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of the Secured Obligations.

15	Preservation of Rights

15.1	Neither the security hereby constituted nor the rights, powers and remedies conferred upon the Chargee, any nominee or other delegate thereof by this Agreement or by applicable law shall be discharged, impaired or otherwise affected by:-

15.1.1	the liquidation, winding-up or dissolution of the Chargor or any change in its status, function, control or ownership or any incapacity or lack of power of the Chargor;

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15.1.2	the release of the Chargor or any other person under the terms of any composition or arrangement with any creditor;

15.1.3	any of the obligations of the Chargor under any Transaction Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

15.1.4	time or other indulgence being granted or agreed to be granted to the Chargor in respect of any of the Chargor's obligations under any Transaction Documents;

15.1.5	any amendment, novation, supplement, extension, restatement, variation, waiver or release (in each case, however fundamental and whether or not more onerous) of, any of the obligations of the Chargor under any Transaction Documents or any other document or of the Secured Obligations;

15.1.6	any unenforceability, illegality or invalidity of any obligation of any person under the Transaction Documents or any other document or of the Secured Obligations;

15.1.7	any failure to take, or fully to take, any security contemplated by any Transaction Document or otherwise agreed to be taken in respect of any of the Chargor's obligations under the Transaction Documents; or

15.1.8	any other act, event or omission which, but for this Clause 15.1, might operate to discharge, impair or otherwise affect the security hereby constituted or any of the rights, powers or remedies conferred upon the Chargee, and any nominee or other delegate thereof by this Agreement or by applicable law.

15.2	Any settlement or discharge between the Chargor and the Chargee, any nominee or other delegate thereof or any of them (the “Connected Person(s)”) shall be conditional upon no security or payment to the Connected Person(s) by the Chargor or any other person on the Chargor's behalf being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force and, in the event of any such security or payment being so avoided or reduced, the Connected Person(s) shall be entitled to recover the value or amount of such security or payment from the Chargor and from the security hereby provided by the Chargor subsequently as if such settlement or discharge had not occurred.

15.3	None of the Chargee and any nominee or other delegate thereof or any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them by this Agreement or by applicable law (and the Chargor hereby waives any such right it may have regarding thereto):-

15.3.1	to proceed against or enforce any other rights or Security Interest or claim payment from any other person before claiming from the Chargor under this Agreement or enforcing the Security constituted by this Agreement; or

15.3.2	to take any action or obtain judgment in any court against the Chargor; or

15.3.3	to make or file any claim or proof in a winding-up or dissolution of the Chargor; or

15.3.4	to enforce or seek to enforce any other security taken in respect of any of the obligations of the Chargor under any agreement or contract giving rise to the Secured Obligations.

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The Chargor’s waiver applies irrespective of any law or any provision of this Agreement to the contrary.

15.4	Until the Secured Obligations secured (or purported to be secured) by this Agreement have been fully discharged, the Chargor will not exercise any right it may have by reason of performance by it of its obligations under this Agreement:-

15.4.1	to be indemnified in respect of any person;

15.4.2	to claim any contribution from any guarantor or any person in respect of the Chargor’s obligations under any Transaction Documents;

15.4.3	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Chargee under the Transaction Documents or any other guarantee or Security taken pursuant to, or in connection with, the Transaction Documents by the Chargee;

15.4.4	to bring legal or other proceedings for an order requiring any person to make any payment, or perform any obligation, in respect of which the Chargor or other person has given a guarantee, undertaking or indemnify under the Transaction Documents;

15.4.5	to exercise any right of set-off against any person; and/or

15.4.6	to claim or prove as a creditor of any person in competition with the Chargee.

If the Chargor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Chargee to the extent necessary to enable the Secured Obligations to be repaid in full and shall promptly pay or transfer the same to the Chargee.

15.5	In the event of any action, proceeding or step being taken to exercise any powers or remedies conferred by any prior ranking Security against any of the Charged Property or in case of exercise by the Chargee or any Receiver of any power of sale under this Agreement, the Chargor may redeem such prior Security or procure the transfer thereof to itself. The Chargee may settle and agree the accounts of the prior Security and any accounts so settled and agreed will be conclusive and binding on the Chargor. All principal monies, interest, costs, charges and expenses of and incidental to any redemption or transfer will be paid by the Chargor to the Chargee on demand.

16	Effectiveness of Security

16.1	The security constituted by or pursuant to this Agreement shall be without prejudice and in addition to and shall be independent of every guarantee, indemnity or other security which the Chargee may at any time hold for the Secured Obligations and may be enforced without first having recourse to such other security, and without taking any steps against the Chargor or any other person. It is hereby declared that no prior security held by the Chargee over the whole or any part of the Charged Property shall merge in the security hereby constituted.

16.2	The security hereby constituted shall not be in any way affected, diminished or discharged by the taking, holding, varying, non-enforcement, realisation, release or failure to renew or perfect or enforce by the Chargee of any other security for all or any part of the Secured Indebtedness or for all or any of the other sums payable hereunder or secured hereby, or by any time, indulgence, concession, dealing or other thing done or omitted or neglected to be done by the Chargee in relation to any other security or the Chargor or any other person.

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16.3	This Agreement shall remain in full force and effect as a continuing security until discharged by the Chargee in accordance with Clause 23 (Release) of this Agreement.

16.4	Nothing contained in this Agreement is intended to, or shall operate so as to, prejudice or affect any guarantee, indemnity or other security of any kind whatsoever which the Chargee may have for the Secured Obligations or any of them or any right, remedy or privilege of the Chargee.

16.5	The security created by the Chargor under this Agreement is in addition to and is not in any way prejudiced by any other guarantee or Security Interest now or subsequently held by the Chargee.

17	Remedies and Waivers

17.1	Where the security given to the Chargee hereby or pursuant hereto initially takes effect as a collateral or further security then notwithstanding any receipt, release or discharge endorsed on or given in respect of or under the principal security to which this Agreement operates as a collateral or further security, the security provided by or pursuant to this Agreement shall in respect of the Secured Obligations be an independent security.

17.2	Any receipt, release or discharge of the security provided by, or any liability arising under this Agreement may be given by the Chargee alone and shall not release or discharge the Chargor from any liability for the same or any other monies which may exist independently of this Agreement. Where such receipt, release or discharge relates only to part of the Charged Property such receipt, release or discharge shall not prejudice or affect the security hereby created in relation to the remainder of the Charged Property.

17.3	The Chargee may grant time or other indulgence to, or make any other arrangement, variation or release with the Chargor or any other person (whether or not party hereto and whether or not jointly liable with the Chargor) in respect of the Secured Obligations or of any other security therefor or guarantee in respect thereof without prejudice either to the security constituted by or pursuant to this Agreement or to the liability of the Chargor for the Secured Obligations.

17.4	The rights, powers and remedies provided in this Agreement are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law.

17.5	No failure on the part of any party hereto to exercise, or delay on its part in exercising, any of the rights, powers and remedies provided for by this Agreement or by law shall operate as a waiver thereof, nor shall any single or partial waiver of any such rights preclude any further or other exercise of such rights or the exercise of any other such rights.

18	Severability

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-

(a)	the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

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(b)	the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

19	Assignment

19.1	The Chargor shall not assign or transfer any of its rights or obligations hereunder.

19.2	The Chargee may assign the whole or any part of the benefit of this Agreement in accordance with the Transaction Documents, and any assignee shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein; provided that, at any time prior to the occurrence of an Event of Default, any such assignment shall require the prior written consent of the Chargor.

20	Notices

20.1	Giving of notices

All notices or other communications under or in connection with this Agreement shall be given in accordance with Clause 13 (Notices) of the Option Agreement which provisions are incorporated into this Agreement as though they were set out in full in this Agreement with any necessary modifications to references to the parties thereto.

20.2	Addresses for notices

The address and facsimile number of each party to this Agreement for all notices under or in connection with this Agreement are those set out in Clause 13 (Notices) of the Option Agreement, or as otherwise notified in accordance with that clause.

21	Language

21.1	This Agreement is executed in English.

21.2	All communications and documents required under this Agreement shall either be

(i)	in English; or

(ii)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail over the original language version unless the document is a statutory or other official document (provided always, for the avoidance of doubt, that the English translation of all financial information provided hereunder shall be the binding version).

22	Amendments

This Agreement may be amended only by an instrument in writing signed by duly authorised representatives of both the Chargor and the Chargee.

23	Release

23.1	After the Secured Obligations secured (or purported to be secured) by this Agreement have been fully discharged, the Chargee shall promptly, at the request and cost of the Chargor, execute and do all such assurances, acts and things as may be necessary to release the security hereby created and deliver all passwords or private key for the Mechanism, reassign and retransfer the Charged Wallet and all Token then or at any time thereafter standing to the credit of such Charged Wallet and all entitlements to interest and other rights and benefits accruing to or arising in connection with such Token to the Chargor, in each case, subject to Clause 23.2 and without recourse to, or any representation or warranty by, the Chargee.

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23.2	If the Chargee (acting reasonably and in good faith) considers that any amount paid or credited to the Chargor is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Chargor under this Agreement and the security created by this document will continue and such amount will not be considered to have been irrevocably paid or cancelled.

24	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument. Any party hereto may enter into this Agreement by executing any such counterpart.

25	Governing Law

This Agreement shall be governed by, and shall be construed in accordance with, the laws of Hong Kong.

26	Jurisdiction

26.1	Hong Kong Courts

The Chargor hereto irrevocably agrees for the benefit of the Chargee that the courts of Hong Kong shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

26.2	Service of process

26.2.1	Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

(a)	irrevocably appoints [●] (the “Chargor Process Agent”) as its agent for service of process in relation to any Proceedings before the Hong Kong courts in connection with any Transaction Document; and

(b)	agrees that failure by a process agent to notify the Chargor Process Agent of the process will not invalidate the Proceedings concerned.

26.2.2	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Chargor must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Chargee. Failing this, the Chargee may appoint another agent for this purpose.

26.2.3	Without prejudice to any other mode of service allowed under any relevant law, the Chargee:

(a)	irrevocably appoints [●] (the “Chargee Process Agent”) as its agent for service of process in relation to any Proceedings before the Hong Kong courts in connection with any Transaction Document; and

(b)	agrees that failure by a process agent to notify the Chargee Process Agent of the process will not invalidate the Proceedings concerned.

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26.2.4	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Chargee must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Chargor. Failing this, the Chargor may appoint another agent for this purpose.

26.3	Appropriate Forum

The Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 26.1 (Hong Kong Courts) of this Agreement being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

26.4	Non-exclusive Submissions

The submission to the jurisdiction of the courts referred to in Clause 26.1 (Hong Kong Courts) of this Agreement shall not (and shall not be construed so as to) limit the right of the Chargee to take Proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

26.5	Consent to Enforcement

The Chargor hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

26.6	Waiver of Immunity

To the fullest extent permitted by law, the Chargor hereby irrevocably agrees that no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from any proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, any such immunity being irrevocably waived. To the fullest extent permitted by law, the Chargor hereby irrevocably agrees that it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under the Transaction Documents.

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Schedule 1
Charged Wallet

Wallet Manufacturer	[●]
Wallet Model	[●]
Wallet Serial Number	[●]
Wallet Public Address	[●]

Execution

IN WITNESS whereof this Agreement has been duly executed and delivered as a deed by the Chargor and signed by the Chargee on the date first above written.

THE CHARGOR
EXECUTED AS A DEED for and on behalf of DDC ENTERPRISE LIMITED in the presence of:	) ) ) ) ) ) )

THE CHARGEE
EXECUTED AS A DEED for and on behalf of [●] in the presence of:	) ) ) ) ) ) )